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                                                                      EXHIBIT 21


              FLEMING COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


Fleming Companies, Inc. had the following subsidiaries at year-end 2001:

         ABCO Food Group, Inc. (incorporated in Nevada)
         ABCO Holding, Inc. (incorporated in Delaware),*,#
         ABCO Markets Inc. (incorporated in Arizona),*
         ABCO Realty Corp. (incorporated in Arizona),*
         AG, L.L.C. (incorporated in Oklahoma)
         American Logistics Group, Inc. (incorporated in Delaware)
         Arizona Price Impact, L.L.C. (incorporated in Oklahoma)
         Cardinal Wholesale, Inc. (incorporated in Minnesota)
         Baker's Food Group, Inc. (incorporated in Nevada)
         Chouteau Development Company, L.L.C. (incorporated in Oklahoma),# Dunigan Fuels, Inc. (incorporated in Texas)
         FAVAR CONCEPTS, LTD. (incorporated in Delaware)
         Fleming Foods Management Co., L.L.C. (incorporated in Oklahoma) Fleming Foods of Texas, L.P. (incorporated in Oklahoma)
         Fleming Foreign Sales Corporation (incorporated in Barbados) Fleming International Ltd. (incorporated in Oklahoma),*
         Fleming Supermarkets of Florida, Inc. (incorporated in Florida) Fleming Transportation Service, Inc. (incorporated in Oklahoma) Fleming Wholesale, Inc. (incorporated in Nevada),*
         Food 4 Less Beverage Company, Inc. (incorporated in Texas) FuelServ, Inc. (incorporated in Delaware),*
         Gateway Insurance Agency, Inc. (incorporated in Wisconsin)
         LAS, Inc. (incorporated in Oklahoma),*
         Minter-Weisman Co. (incorporated in Minnesota)
         Northwest Foods, L.L.C. (incorporated in Oklahoma),*,#
         Piggly Wiggly Company (incorporated in Oklahoma)
         Progressive Realty, Inc. (incorporated in Oklahoma)
         Rainbow Food Group, Inc. (incorporated in Nevada)
         Retail Investments, Inc. (incorporated in Nevada)
         Retail Supermarkets, Inc. (incorporated in Texas)
         RFS Marketing Services, Inc. (incorporated in Oklahoma)
         Richmar Foods, Inc. (incorporated in California)
         SAV-U-FOODS, Inc. (incorporated in Oklahoma),*,#
         Scrivner Transportation, Inc. (incorporated in Oklahoma),*



         *  Inactive corporation
         #  Not 100% owned by Fleming Companies, Inc. or subsidiary.